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                                                                    EXHIBIT 23.1


                   [WIPFLI ULLRICH BERTELSON LLP LETTERHEAD]


                          INDEPENDENT AUDITOR'S REPORT


Board of Directors and Stockholders
Tufco Technologies, Inc.
Green Bay, Wisconsin

We have audited the consolidated statements of income, stockholders' equity, and cash flows of Tufco Technologies, Inc. and Subsidiaries for the year ended September 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Tufco Technologies, Inc. and Subsidiaries for the year ended September 30, 1995 in conformity with generally accepted accounting principles.

                                          /s/ WIPFLI ULLRICH BERTELSON LLP
                                          -----------------------------------
                                          Wipfli Ullrich Bertelson LLP

November 9, 1995
Green Bay, Wisconsin